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                                  EXHIBIT 10.29

                               VITAL IMAGES, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

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OPTIONEE:                                Albert Emola

GRANT DATE:                              December 28, 1999

NUMBER OF OPTION SHARES:                 175,000 Shares

OPTION PRICE PER SHARE:                  $3.5625 per Share

EXPIRATION DATE:                         December 28, 2009

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                  THIS AGREEMENT is made as of the Grant Date set forth above, by and between Vital Images, Inc., a Minnesota corporation (the "Company"), and the Optionee named above, who is an employee of the Company or a subsidiary of the Company (the "Optionee").

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option to purchase all or any part of the aggregate number of shares of Common Stock, par value $.01 per share ("Common Stock") set forth above (the "Option Shares") (such number being subject to adjustment as provided in paragraph 8 hereof) on the terms and subject to the conditions set forth in this Agreement. THIS OPTION IS NOT INTENDED TO BE AN "INCENTIVE STOCK OPTION" WITHIN THE MEANING OF SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IS BEING GRANTED OUTSIDE OF THE COMPANY'S 1997 STOCK OPTION AND INCENTIVE PLAN (THE "PLAN").

         2. PURCHASE PRICE. The purchase price of the Option Shares shall be the Option Price per share set forth above (such Option Price being subject to adjustment as provided in paragraph 8 hereof).

         3. TERM AND EXERCISE OF OPTION.

                  (a) The term of this option shall commence on the Grant Date set forth above and shall continue until the Expiration Date set forth above, unless earlier terminated as provided herein.

                  (b) Unless the Compensation Committee of the Board of Directors of the Company shall decide otherwise, and except as otherwise provided herein, this option will be exercisable in cumulative installments as follows:

                           (i) None of the Option Shares may be purchased prior to December 28, 2000;

                           (ii) Up to 28% of the Option Shares may be purchased at any time after December 27, 2000 and prior to termination of this option; and

                           (iii) This option shall become exercisable as to an additional 2% of the Option Shares (less any shares previously purchased pursuant to this option) on the last day of each successive calendar month following the date set forth in paragraph 2(b)(ii) above and prior to termination of this option;

                  (c) To exercise this option, the Optionee shall give written notice to the Company in the form attached as Exhibit A, to the attention of its Chief Financial Officer or other designated agent, and shall deliver payment in full for the Option Shares with respect to which this option is then being exercised, as provided in paragraph 4(b) below.

                  (d) Neither the Optionee nor the Optionee's heirs or legal representatives, as the case may be, will be, or will be deemed to be, a holder of any Option Shares for any purpose unless and until certificates for such Option Shares are issued to the Optionee or the Optionee's heirs or legal representatives under the terms of the Option Plan.

         4. LIMITATIONS ON EXERCISE OF OPTION.

                  (a) Except as provided in paragraph 6 or 7 below, this option may not be exercised unless the Optionee, at all times during the period beginning on the Grant Date and ending on the day three months before the date of such exercise, shall have been continuously employed by the Company or a subsidiary of the Company.

                  (b) The exercise of this option will be contingent upon receipt from the Optionee (or the purchaser acting under paragraph 7 below) of the full Option Price of such Option Shares. Payment of the Option Price may be made in cash, check, bank draft, money order, in shares of Common Stock, including shares issuable upon exercise of this option, having an aggregate fair market value on the date of exercise which is not less than the Option Price, by tender of a broker exercise notice, or by a combination of such methods.

                  (c) The issuance of Option Shares upon the exercise of this option shall be subject to all applicable laws, rules, and regulations. If, in the opinion of the Compensation Committee, (i) the listing, registration, or qualification of the Option Shares under any state or federal law, (ii) the consent or approval of any regulatory body, or (iii) an agreement of the Optionee with respect to the disposition of the Option Shares, is necessary or desirable as a condition to the issuance or sale of the Option Shares, this option shall not be exercisable unless


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

and until such listing, registration, qualification, consent, approval or agreement is effected or obtained in form satisfactory to the Compensation Committee.

         5. NONTRANSFERABILITY OF OPTION. This option shall not be transferable by the Optionee, other than by will or the laws of descent and distribution. During the lifetime of the Optionee, this option shall be exercisable only by the Optionee.

         6. TERMINATION OF EMPLOYMENT.

                  (a) If the Optionee shall cease to be employed by the Company or a subsidiary of the Company as a result of permanent and total disability (as defined by the Code), this option will become immediately exercisable in full on the date of termination of employment and may be exercised within a period of one year after such termination of employment, but in no case later than the Expiration Date set forth above.

                  (b) If the Optionee shall cease to be employed by the Company or a subsidiary of the Company as a result the Optionee's Retirement (as defined by the Plan), this option will become immediately exercisable in full on the date of termination of employment and may be exercised for a period of three months after such termination of employment, but in no case later than the Expiration Date.

                  (c) If the Optionee shall cease to be employed by the Company or a subsidiary of the Company for any reason other than death, permanent and total disability or retirement, this option may be exercised, to the extent the Optionee shall have been entitled to do so at the date of termination of employment, within a period of three months after such termination of employment, but in no case later than the Expiration Date set forth above; provided, however, that if Optionee's employment is terminated by the Company for "cause" (as defined in the Employment Agreement between the Optionee and the Company dated December 27, 1999), this option shall immediately terminate and will not thereafter be exercisable.

                  (d) This option will not confer upon the Optionee any right with respect to continuance of employment by the Company or a subsidiary of the Company, nor will it interfere in any way with the Company's right or the subsidiary's right to terminate the Optionee's employment at any time.

         7. DEATH OF OPTIONEE. In the event of the death of the Optionee while in the employ of the Company or a subsidiary of the Company, this option will become exercisable in full at the date of death and may be exercised within a period of one year after the date of death, but in no case later than the Expiration Date set forth above. In such event, this option shall be exercisable only by the executors or administrators of the Optionee or by the person or persons to whom the Optionee's rights under the option shall pass by the Optionee's Will or the laws of descent and distribution.

         8. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION; ADJUSTMENTS. Subject to the other provisions of this option, in the event of any change in


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

the outstanding shares of Common Stock by reason of any reorganization, merger, consolidation, liquidation, stock dividend or split, recapitalization, reclassification, combination, or exchange of shares or other similar corporate change, then if the Compensation Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of Option Shares or in the Option Price Per Share in order to prevent enlargement or dilution of the rights of the Optionee, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this option. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional Common Stock or of securities convertible into Common Stock.

         9. IMMEDIATE ACCELERATION OF OPTION. Notwithstanding any provision in this option to the contrary, this option will become exercisable in full immediately if, subsequent to the Grant Date set forth above, any of the following events shall occur:

                  (a) The sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company,

                  (b) The approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (c) A merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined below), or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

                  (d) Any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of (A) 20% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

                  (e) The Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

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

                  (f) Any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not the Company is then subject to such reporting requirements.

                  For purposes of this paragraph 9, "Incumbent Directors" of the Company will mean any individuals who are members of the Board on the effective date of this Agreement and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

                  The Compensation Committee may, in its sole discretion, determine that the Optionee shall receive, with respect to some or all of the Option Shares, cash in an amount equal to the excess of the fair market value of such Option Shares immediately prior to the effective date of such Change in Control over the Exercise Price.

                  Notwithstanding anything in this option to the contrary, if any of the payments or benefits to be made or provided in connection with this option, together with any other payments, benefits or awards which you have the right to receive from the Company, or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member ("Affiliate"), constitute an "excess parachute payment" as defined in Section 280G(b) of the Code, two calculations will be performed. In the first calculation, the payments, benefits or awards shall be reduced by the amount the Company deems necessary so that none of the payments, benefits or awards (including in connection with this option) are excess parachute payments. In the second calculation, the payments shall not be reduced so as to eliminate an excess parachute payment, but shall be reduced by the amount of the applicable excise tax as imposed by Section 4999 of the Code. The two calculations will be compared and the calculation providing the largest net payments to the employee will be utilized. The calculations must be made in good faith by legal counsel or a certified public accountant selected by the Company, and such determination will be conclusive and binding upon you and the Company.

                  Neither the Board of Directors nor the Compensation Committee shall have the power or right, either before or after the occurrence of an event described in subparagraph (a) through (f) above, to rescind, modify or amend the provisions of this paragraph 9 without the consent of the Optionee.

         10. INTERPRETATION. The interpretation and construction of any provision of this option shall be made by the Compensation Committee and shall be final, conclusive and binding on the Optionee and all other persons.

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

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officer, and the Optionee has executed this Agreement as of the Grant Date set forth above.

                  COMPANY:               VITAL IMAGES, INC.


                                         By  /s/ Gregory S. Furness
                                            -----------------------------------
                                             Name:  Gregory S. Furness
                                             Title: Chief Financial Officer

                  OPTIONEE:

                                         /s/ Albert Emola
                                         --------------------------------------
                                         Name: Albert Emola


MPL1: 332240-1


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

                                    EXHIBIT A

                              NOTICE OF EXERCISE OF
                                  STOCK OPTION

TO:

FROM:

DATE:

RE:               Exercise of Stock Option

         I here by exercise my option to purchase _________ shares of Common Stock at $___________ per share (total exercise price of $_________ ), effective today's date. This notice is given in accordance with the terms of my Stock Option Agreement dated _________ , 19__. The option price and vested amount is in accordance with Sections 2 and 3 of the Stock Option Agreement.

CHECK ONE:

         Attached is cash, or a check, bank draft or money order payable to Vital Images, Inc. for the total exercise price of the shares being purchased.

         Attached is a certificate(s) for shares of common stock duly endorsed in blank and surrendered for the exercise price of the shares being purchased.

         I wish to exercise my option by surrendering a sufficient number of shares of Common Stock issuable upon exercise of such option to pay the exercise price.

         Attached is a broker exercise notice, together with a check made payable to Vital Images, Inc. and instructions as to delivery of the shares.

         Please prepare the stock certificate in the following name(s):

Sincerely,

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(Signature)


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(Print or Type Name)

Letter and consideration
received on ____________, 19__

By:
    -------------------------------------------------
      Name:
             ----------------------------------------
      Title:
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